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                                                                EXHIBIT (p) 1.47

                        MARVIN & PALMER ASSOCIATES, INC.

                                 CODE OF ETHICS

1.    Introduction

This Code of Ethics ("Code") has been adopted by Marvin & Palmer Associates, Inc. ("Marvin & Palmer Associates"). Its purpose is to alert the officers, directors, employees and certain affiliated persons of Marvin & Palmer Associates to their ethical and legal responsibilities with respect to certain securities transactions involving (a) possible conflicts of interest with advisory clients ("clients") or (b) the possession of certain material non-public information.

The provisions of this Code are based upon the following general fiduciary principles:

A. THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF MARVIN & PALMER ASSOCIATES' CLIENTS FIRST;

B. THE REQUIREMENT THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED CONSISTENT WITH THIS CODE AND IN SUCH A MANNER TO AVOID ANY ACTUAL, POTENTIAL, OR PERCEIVED CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY;

C. THE FUNDAMENTAL STANDARD THAT INVESTMENT PERSONNEL SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS;

D. INFORMATION CONCERNING THE IDENTITY OF SECURITY HOLDINGS AND FINANCIAL CIRCUMSTANCES OF CLIENTS IS CONFIDENTIAL; AND

E. SHORT-TERM TRADING BY EMPLOYEES IS CONTRARY TO THE BEST INTERESTS OF MARVIN & PALMER ASSOCIATES AND ITS CLIENTS.

Furthermore, because even the appearance of impropriety could damage the reputation of Marvin & Palmer Associates or its clients, this Code expressly prohibits Access Persons and Investment Personnel (each as defined below) and their affiliates from engaging in certain business conduct and specified activities. This Code also requires Access Persons and Investment Personnel to comply with applicable federal securities laws, to make certain reports concerning their personal securities transactions and the receipt of certain gifts or other benefits and to report violations of the Code.

This Code is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), that registered

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investment companies and their advisors adopt a written code of ethics, and
Section 204A and Rule 204-A1 of the Investment Advisers Act of 1940 that registered investment advisors adopt written codes of ethics and to maintain certain records thereunder.

Every Access Person must read, acknowledge receipt of, and retain this Code. Any questions concerning this Code should be addressed to the Chief Compliance Officer or his designee.

2.    Definitions

For purposes of this Code:

"Access Person" means any officer, director or employee of Marvin & Palmer Associates. It shall also mean any other person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a client or whose functions relate to the making of any recommendation with respect to such purchases or sales.

"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Program includes a dividend reinvestment plan.

"Chief Compliance Officer" means the person designated as such from time to time by Marvin & Palmer Associates.

"Chief Financial Officer" means the person designated as such from time to time by Marvin & Palmer Associates.

"Clearing Person" means the Head Trader of Marvin & Palmer Associates and any other person designated by the Chief Compliance Officer to perform some or all of the functions of the Clearing Person under this Code.

"Covered Security" means all instruments commonly known as a security, including, without limitation, (1) all common and preferred equity securities regardless of the identity of the issuer, (2) partnership interests, limited partnership interests, units in a unit trust, depository receipt and other kinds of certificates of participation, (3) all debt securities regardless of original length of maturity and time remaining to maturity, regardless of the identity of the issuer and regardless of whether the debt is convertible and exchangeable for another instrument or security, (4) rights, warrants, options, futures and all derivative instruments and (5) any instrument in any way related to any of the foregoing. "Covered Security" does not include securities issued by the federal government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies (i.e., "mutual funds") so long as Marvin &

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Palmer Associates is not the adviser or sub-adviser to such mutual funds. In other words, securities issued by open-end funds that are advised or sub-advised by Marvin & Palmer Associates or by closed-end funds are included within the definition of "Covered Security."

"Entertainment" means entertainment, including, among other things, (1) tickets to theatrical events, sporting events and other events, (2) participating in sporting events (such as golf outings) and (3) food and dining provided in furtherance of a legitimate business purpose.

"Gifts" means cash or other tangible items of value other than Entertainment.

"Insider Trading" means the trading of any security while in the possession of material non-public information as to which the Access Person (1) has a duty to keep confidential or (2) knows or should have known was improperly obtained. "Material information" means information that is substantially likely to be considered important in making an investment decision by a reasonable investor, or information that is reasonably certain to have a substantial effect on the price of an issuer's securities. Information is non-public until it has been effectively communicated or made available to the marketplace.

"Independent Director" means a director of Marvin & Palmer Associates (1) who is not an interested person of Marvin & Palmer Associates within the meaning of
Section 2(a)(19)(B) of the Investment Company Act for any reason other than the fact that the director (a) is a director of Marvin & Palmer Associates and (b) knowingly has any direct or indirect beneficial interest in securities issued by Marvin & Palmer Associates and (2) who does not have any active involvement in the day-to-day operations of Marvin & Palmer Associates. A Marvin & Palmer Associates interested person includes: (i) any affiliated person of Marvin & Palmer Associates; (ii) any member of the immediate family of any natural person who is an affiliated person (as defined in the Investment Company Act) of Marvin & Palmer Associates; (iii) any person who knowingly has any direct or indirect beneficial interest in any security issued by Marvin & Palmer Associates or by a controlling person of Marvin & Palmer Associates; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the investment company has acted as legal counsel for Marvin & Palmer Associates; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; and (vi) any natural person whom the Securities and Exchange Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of an investment company advised by Marvin & Palmer Associates a material business or professional relationship with Marvin & Palmer Associates or with the principal executive officer or any controlling person of Marvin & Palmer Associates.

"Investment Personnel" means Access Persons who are portfolio managers who make decisions about client investments and the analysts, traders and other personnel who assist in that process.

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3.    Prohibited Conduct and Required Conduct

      A. It shall be a violation of this Code for any ACCESS PERSON to direct the purchase or sale of (including options to purchase or sell) a Covered Security in contravention of the Internal Policy Restrictions, a copy of which is attached as Exhibit A, for the account of any person other than a client.

      B.    It shall be a violation of this Code for any ACCESS PERSON:

      i. To make recommendations concerning the purchase or sale of securities by a client without disclosing Access Person's interest, if any, in such securities or the issuer thereof, including without limitation:

            a. Any direct or indirect beneficial ownership of any securities of such issuer;

            b. Any contemplated transaction by such person in such securities; and

            c. Any present or proposed relationship with such issuer or its affiliates.

      ii. To participate in any securities transaction on a joint basis with any registered investment company in violation of applicable law;

      iii. To engage in Insider Trading, whether for his or her own benefit or the benefit of others;

      iv. To divulge the current portfolio positions, and current and anticipated portfolio transactions, programs, and studies of a client to anyone unless it is properly within his or her duties to do so;

      v. To communicate material non-public information concerning any security to others unless it is properly within his or her duties to do so; and

      vi. To inappropriately favor one client over another in such a manner that would constitute a breach of fiduciary duty. Any such conflict of interest shall be resolved in accordance with policies and procedures designed, from time to time, by Marvin & Palmer Associates.

      C.    It shall be a violation of this Code for any INVESTMENT PERSONNEL:

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      i.    To serve as a director of a publicly held company prior to a determination by the Chief Financial Officer that such service would be consistent with the interests of Marvin & Palmer Associates' clients; and

      ii. To receive any Gift or other thing of more than $150 value from any person or entity that does, or prospectively can reasonably be expected to do business with or on behalf of any client.

      D. The General Policy on Insider Information and Trading, a copy of which is attached as Exhibit B, is a part of this Code and is applicable to all Access Persons.

      E. Access Persons are required to comply with all federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, Title V of the Gramm-Leach Bliley Act, and any rules adopted by the SEC under the foregoing, and the Bank Secrecy Act as it applies to funds and investment advisors, and any rules adopted thereunder by the SEC or the Department of the Treasury.

      F. Access Persons are required to report any violations of this Code of Ethics promptly to the Chief Compliance Officer or to the person designated by the Chief Compliance Officer, provided that all such violations are reported to the Chief Compliance Officer promptly. The Chief Compliance Officer has designated the Legal Assistant as the person to receive the initial report of all such violations.

4. Reports

      A. The reporting requirements described below shall apply to any account in which the Access Person has any beneficial economic interest AND over which the Access Person has direct or indirect influence or control. Examples of beneficial economic interest include accounts in the name of:

      i.    a spouse or spousal equivalent;

      ii.   a minor child;

      iii.  a relative sharing the same house; or

      iv. anyone else, if the Access Person obtains benefits substantially equivalent to ownership of the securities or can obtain ownership of the securities immediately or in the future.

      B. All Access Persons, other than Independent Directors, shall provide for the transmission to Marvin & Palmer Associates of duplicate copies of all confirms by each account described in paragraph A above in which any Covered Securities are held or can be held.

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      C.    All Access Persons, other than Independent Directors, shall report to Marvin & Palmer Associates the following information with respect to any transaction in any Covered Security (within ten days of said transaction) in which such Access Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Covered Security, to the extent that such transaction is not otherwise reflected in confirms submitted to Marvin & Palmer Associates pursuant to paragraph B above:

      i. The date of the transaction, the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each Covered Security involved;

      ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      iii.  The price at which the transaction was effected; and

      iv. The name of the broker, dealer or bank with or through whom the transaction was effected.

      D. Within 10 days of either the commencement of employment or the date a person becomes an Access Person, all Access Persons, other than Independent Directors, shall report to the Chief Compliance Officer or his designee all personal securities holdings, including (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect beneficial interest upon becoming an Access Person, (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect interest of the Access Person as of such date and (iii) the date on which the report is submitted. Such information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The Personal Brokerage Information form, which is attached as Exhibit D, may be used for such purpose.

      E. Not later than 30 days after the end of each calendar quarter, all Access Persons, other than Independent Directors, shall report to the Chief Compliance Officer or his designee (i) information with respect to any securities transactions occurring during the quarter, including (a) the date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security, (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), (c) the price at which the transaction was effected, (d) the name of the broker, dealer or bank with or through which the transaction was effected and (e) the date that the report is submitted and (ii) information with respect to any account established by the Access Person for which any securities were held during the quarter for the direct or indirect benefit of the Access Person, including (a) the name of the broker, dealer or bank with whom the Access Person established the account, (b) the date the account was established and (c) the date that the report is submitted. Such quarterly report normally will be

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submitted on-line. If the on-line report is not available, the Quarterly
Information form, which is attached as Exhibit E, may be used for such purpose.

      F. Independent Directors must file with the Chief Compliance Officer or his designee a Quarterly Information form under paragraph E if the Independent Director trades in a Covered Security that the Independent Director knew or should have known that during the 15 day period immediately before or after the Independent Director's transaction in the Covered Security, a registered investment company that Marvin & Palmer Associates advises or subadvises (a "Fund") purchased or sold the Covered Security, or the Fund or Marvin & Palmer Associates considered purchasing or selling the Covered Security.

      G. Annually all Access Persons shall report to the Chief Compliance Officer or his designee the following information (which information must be current as of a date no more than 30 days before the report is submitted: (i) the title, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect interest, (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person and (iii) the date that the report is submitted. Such information must be current as of a date no more than 45 days before the report is submitted. Such annual report normally will be submitted on-line. If the on-line report is not available, the Annual Information form, which is attached as Exhibit F, may be used for such purpose.

      H. All reports, confirmations and account statements received by Marvin & Palmer Associates in accordance with this Code shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

      I. Marvin & Palmer Associates shall identify all Access Persons who are under a duty to complete and provide the reports described above and shall inform such persons of such duty.

      J. Marvin & Palmer Associates shall establish and maintain procedures by which appropriate management or compliance personnel will periodically review the reports required to be made pursuant to paragraphs D, E and F.

      K. Marvin & Palmer Associates shall provide a copy of this Code of Ethics to each Access Person at least annually and shall provide a copy of any amendment promptly upon adoption, and it shall require each Access Person to provide a written acknowledgement of the Code of Ethics and each such amendment.

      L. The Chief Compliance Officer has designated the Legal Assistant as the person to receive the reports required to be provided under paragraphs D, E, F and G of this Section 4.

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5. Pre-Clearance and Gifts

      A. Except as specifically provided, all Access Persons, other than Independent Directors, shall obtain advance clearance from the Clearing Person, prior to purchasing or selling (including options to purchase or sell a security) a Covered Security for any person other than a client. No transaction shall be effected unless advance written clearance of a transaction in a Covered Security is obtained from the Clearing Person. A transaction in a Covered Security may be executed only on the same day on which written clearance was obtained, and orders and instruments that may lead to execution occurring on another day - such as stop orders and limit orders - may not be used. Normally such clearance will be obtained on-line and by speaking to the Clearing Person. If the on-line clearance is not available, a Request for Permission, which is attached as Exhibit C, may be used for such purpose.

      B. (1) The purchase or sale of an option shall not be effected unless advance written clearance of the purchase or sale is obtained from the Clearing Person. A purchase or sale of an option may be executed only on the same day on which written clearance was obtained. Clearance will not be granted to open an option position during the week preceding the expiration date of the option to be purchased or sold. An option position may be closed (including a partial close) at any time if same-day clearance is obtained.

            (2) The exercise of a long option position shall not be effected unless advance written clearance of the exercise is obtained from the Clearing Person. An exercise of a long option position may be executed only on the same day on which written clearance was obtained. The exercise of a long option position may be made at any time if same-day clearance is obtained.

            (3) The automatic exercise or expiration of an option on its expiration date, and the involuntary exercise of a short option position, do not require written clearance.

      C. All Access Persons shall report to the Chief Compliance Officer the following information concerning each Gift or other benefit received from, or paid for, by any person or entity that does business with or on behalf of any client in which the value of such exceeds $150.

      i.   A description of each Gift, including the date of receipt;

      ii.  The cost (or estimated cost) of such Gift; and

      iii. The name and company affiliation of the person providing each Gift.

      Such report shall be made reasonably contemporaneously with the receipt of the Gift.

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      D. Access Persons should not engage in any activity that could be perceived as an attempt to influence, or be influenced by, a client or potential client. Gift giving, and Entertainment may fall into this category. Federal, state and local laws place limits upon, and in some cases strictly prohibit, the Gifts and Entertainment that may be given to public employees and persons in positions of responsibility with public and private pension funds. Various organizations also have similar rules and policies. These laws and policies view gift giving, or excessive gift giving, as a form of bribery. Marvin & Palmer Associates recognizes the practice of giving certain items to clients and potential clients as a token of appreciation to clients, potential clients and other persons with a present or potential business relationship with Marvin & Palmer Associates. Such Gifts should never exceed $150 per person over any 12 consecutive months. Entertainment should never be lavish and should not be continually repeated with the same person. Marvin & Palmer Associates will periodically review expense items to determine if Entertainment costs are excessive. In addition, Access Persons must obtain approval to give Gifts to clients, potential clients or any other person with a present or potential business relationship with Marvin & Palmer Associates from such Access Person's Department Head, who will determine the appropriateness of the Gift in consultation with the Chief Financial Officer.

      6.    Interpretations and Exceptions

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Chief Financial Officer. Exemptions may be granted by the Chief Financial Officer, if, in her judgment, the fundamental obligation of the person involved is not compromised.

      7. Review and Enforcement; Sanctions.

      A. The Committee of Senior Executives (the "Committee") shall be responsible for determining whether violations of this Code have occurred and for imposing appropriate sanctions. The Committee shall consist of the Chief Financial Officer, the Controller and the General Counsel of Marvin & Palmer Associates or their designees, and, if not one of the foregoing, the Chief Compliance Officer. In determining whether a violation of the Code has occurred, the Committee may consider the records of Marvin & Palmer Associates and any other information the Committee considers appropriate. The Committee will give a person the opportunity to be heard and to submit explanatory information before determining that such person has violated the Code. The Committee, in its sole discretion, may refer the matter to outside counsel.

      B. If the Committee determines that a violation has occurred, the Committee may impose various sanctions as described in (1), (2) and (3) below and take such other actions as it deems appropriate.

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      (1) The Committee generally will impose the following sanctions for trading-related violations of the Code. Additional sanctions may be imposed in the discretion of the Committee:

            (i) Upon a first violation:

            -     A fine of half a percent of base salary up to $500; and

            -     A meeting with the Committee to discuss and re-sign the Code;

            (ii) Upon a second violation (within 12 months of the first violation):

            -     A fine of one percent of base salary up to $1,000;

            -     A meeting with the Committee to discuss and re-sign the Code;
                  and

            -     Written warning to personnel file;

            (iii) Upon a third violation (within 12 months of the second violation):

            -     A fine of two percent of base salary up to $2,000;

            -     A meeting with the Committee to discuss and re-sign the Code;

            -     Written warning to personnel file;

            - Prohibition from trading personally for six months except to close out current positions; and

      All fines will be paid to charitable or non-profit organizations selected by the Committee. Checks shall be submitted to the Committee and forwarded to the selected recipient.

      In addition to any other sanctions that may be imposed, the Committee may require a person who has committed a trading-related violation to reverse the trade in question and forfeit any profit or absorb any loss from the trade.

      (2) The Committee, in its sole discretion, may impose the following sanctions for repeated failures of an Access Person to submit the quarterly information or the annual information form on time pursuant to paragraphs E and G of Section 4 of this Code: a daily fine ranging from $10 per day to $500 per day for each day such Access Person has failed to submit such quarterly information or annual information, the amount of such daily fine to be established in the sole discretion of the Committee, upon its consideration of the relevant factors, including, without limitation, the following:

      i.   The timeliness or tardiness of Access Person's past submissions;

      ii.  The seniority of the Access Person;

      iii. The base salary and total income level of the Access Person; and

      iv. Any extenuating facts and circumstances.

      (3) Depending on the severity of the trading-related violation or in the event of a non-trading violation of this Code, sanctions imposed by the Committee may also include, but shall not be limited to any or a combination of any of the following:

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      i.   A letter of caution or warning;

      ii.  Suspension of personal trading rights;

      iii. Reduction in salary;

      iv.  Suspension of employment (with or without compensation);

      v.   Termination of employment for cause;

      vi.  Civil referral to the Securities and Exchange Commission; and

      vii. Criminal referral to the Securities and Exchange Commission.

      (3) Failure to abide by the requirement of the Committee to reverse a trade or to observe any of the other sanctions imposed in accordance therewith may result in the imposition of additional sanctions.

      C. No person shall participate in a determination of (i) whether such person has committed a violation of the Code or (2) the imposition of any sanctions against such person. If the conduct of any of the members of the Committee is under review, the remaining members of the Committee shall designate a substitute member of the Committee to consider the conduct of the person whose conduct is being investigated.

8.    Recordkeeping

Marvin & Palmer Associates will keep all records pursuant to this Code as required by the Investment Advisers Act and Rule 204-2 promulgated thereunder.

9.    Confidentiality

Consistent with its duties as a fiduciary, Marvin & Palmer Associates shall keep all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm.

10.   Temporary Employees

Upon commencing their employment with Marvin & Palmer Associates, temporary employees will be given a copy of this Code and will be required to acknowledge receipt of it. During their employment by Marvin & Palmer Associates, temporary employees will be required to acknowledge that they will do the following:

      - abide by the general fiduciary principles set forth in Section 1 of this Code;

      - observe the prohibited conduct and required conduct rules applicable to Access Persons set forth in Section 3 of this Code;

      - observe the requirements concerning pre-clearance and gifts applicable to Access Persons set forth in Section 5 of this Code (temporary employees are required to obtain pre-clearance of personal securities transactions); and

      - observe the Internal Policy Restrictions and the General Policy on Insider Information and Trading applicable to Access Persons set forth in Exhibits A and B to this Code.

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                                                                       EXHIBIT A

                          INTERNAL POLICY RESTRICTIONS

      1.    ACCESS PERSONS are prohibited from purchasing or selling:

            A. Securities and related securities (such as options, warrants and convertible securities etc.) determined from time to time by the Clearing Person to be restricted for purchase or sale by Access Persons. The Clearing Person shall regularly inform Access Persons of such securities or related securities.

            B. Securities and related securities for which a client has an outstanding order.

            C. Securities and related securities that were traded on the same day or the prior day, or that the Access Person knows, or reasonably should know, are intended to be traded on the same day or the next day, by a client or for a client's account.

            D. Securities being offered as part of an initial public offering unless specific permission is received in advance from the Clearing Person.

            E. Securities being offered in a privately placed transaction (also known as a "limited offering") unless specific permission is received in advance from the Clearing Person. The Investment Personnel seeking permission shall provide in writing full details concerning the proposed transaction, including a certification that the investment opportunity did not arise by virtue of such person's activities on behalf of Marvin & Palmer Associates. The Clearing Person may grant permission only if he or she concludes, after consultation with relevant Investment Personnel, that Marvin & Palmer Associates would not have any foreseeable interest in investing in such security or any related security for the account of any client. If the proposed investment is in a private investment pool ("PIP"), such permission also shall take into account
(i) the size of the Marvin & Palmer Associates employee's investment in the PIP,
(ii) whether there exists any potential competition between any client and the PIP for future investments and (iii) whether there exists any past, present or future relationships between the manager of the PIP and the Marvin & Palmer Associates employee, Marvin & Palmer Associates or any client.

2. In addition to the foregoing, INVESTMENT PERSONNEL are prohibited from purchasing or selling:

      A. Securities and related securities if the purchase or sale would result in a profit from the purchase and sale, or (with respect to short sales) the sale and purchase, of the same or equivalent securities within 60 calendar days (the "60 day rule").

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      3.    Notwithstanding the prohibitions described above:

      A.    ACCESS PERSONS may participate (i) in Automatic Investment Plans,
(ii) in any transaction over which such person did not have any direct or indirect influence or control and (iii) in involuntary transactions (such as mergers, inheritances, gifts etc.), and in each case pre-clearance pursuant to the Code shall not be required.

      B. INVESTMENT PERSONNEL may sell, subject to the 60 day rule, securities and related securities, as to which clients have sold their entire holdings.

      C. INVESTMENT PERSONNEL may sell securities without regard to the 60 day rule if the Clearing Person makes a determination in writing that such transaction will not be inconsistent with any of the five general fiduciary principles articulated in the Code.

      4.    Proprietary Trading Activities

This provision pertains equally to accounts that are managed by MPA for the benefit of MPA ("firm accounts") and accounts that are managed by MPA for the benefit principally of an employee of MPA ("employee accounts" and, together with firm accounts, "proprietary accounts"). Limited partnership accounts in which MPA and its employees do not hold a majority in dollar amount of the limited partnership interests are not deemed to be proprietary accounts.

Proprietary accounts are not subject to the pre-clearance requirements of the Code except that employee accounts are subject to the pre-clearance requirements to the extent that the employee who is the owner of the account proposes to cause the employee account to engage in any transaction that is not undertaken for other accounts following the same investment mandate.

Proprietary accounts are permitted to participate in aggregated trades as described in the Trade Management Policy - Aggregation of Transactions and Allocation of Securities and Proceeds. If proprietary accounts do not participate in an aggregated trade, the separate trade of such accounts shall be executed after all the client trades have been executed.

Proprietary accounts are not eligible to participate in IPOs.

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                                                                       EXHIBIT B

                GENERAL POLICY ON INSIDER INFORMATION AND TRADING

Any ACCESS PERSON in possession of material nonpublic information about a company or its operations, or about any security, may not trade in such company's securities, or such security, regardless of whether the trade is based on such material nonpublic information. In addition, any Access Person possessing such material nonpublic information may not (i) communicate to anyone such material nonpublic information for other than legitimate corporate purposes, (ii) recommend the purchase or sale of that company's securities, or
(iii) assist someone who is engaging in any of the above activities. All restrictions contained in this policy also apply to family members and close friends of Access Persons, and to other persons who have a relationship (legal, personal or otherwise) with an Access Person that might reasonably result in such other person's transactions being attributable to such Access Person.

The matters set forth above require an analysis of two concepts on a case-by-case basis: whether information in possession of an Access Person who trades in securities is "material" and whether such information is "nonpublic."

Information is considered "material" when there is substantial likelihood that a reasonable investor would consider the information important in deciding to buy, sell or hold securities. In short, information that could affect the market price of securities should be considered to be material. By way of example, it is probable that the following information would be deemed material: annual, quarterly or monthly financial results, significant changes in earnings or earnings projections, changes in dividend policies, the possibility of a recapitalization, the offering or repurchase of a company's stock, unusual gains or losses, negotiations regarding major acquisitions or divestitures, important management changes, impending bankruptcy or liquidation, and significant threatened or pending litigation developments.

Information is considered "nonpublic" unless it has been effectively disclosed in a manner sufficient to insure that the public has had the opportunity to evaluate such information.

                                                                       EXHIBIT C

                            REQUEST FOR PERMISSION TO
                         ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect a transaction today in securities indicated below for my own account or other account in which I have a beneficial interest or legal title:

         (Use approximate amounts and prices of proposed transactions.)

                           PURCHASES AND ACQUISITIONS

No. of Shares
 or Principal           Name of Security and           Unit        Total
   Amount                  Ticker/CUSIP                Price       Price     Broker
-------------           --------------------           -----       -----     ------
_____________           ____________________           _____       _____     ______
_____________           ____________________           _____       _____     ______
_____________           ____________________           _____       _____     ______

                          SALES AND OTHER DISPOSITIONS

No. of Shares
 or Principal           Name of Security and           Unit        Total
   Amount                  Ticker/CUSIP                Price       Price     Broker
-------------           --------------------           -----       -----     ------
_____________           ____________________           _____       _____     ______
_____________           ____________________           _____       _____     ______
_____________           ____________________           _____       _____     ______
_____________           ____________________           _____       _____     ______
_____________           ____________________           _____       _____     ______

Permission Granted:  Yes [ ]     No       Name:_____________________________
[ ]

Trade Authorized by (please check):
Chris Luft      [ ]

Keith Gallagher           [ ]             Signature:________________________

Zeke Maki       [ ]                       Date:_____________________________

               Prior Transaction
               Within 60 Days?:        Yes [ ]     No  [ ]

               If "Yes", date of Prior Transaction: __________________

                                                                       EXHIBIT D

                         PERSONAL BROKERAGE INFORMATION

[ ]   I have no personal brokerage information to report.

[ ] My personal brokerage information is indicated below. I have attached copies of the most recent statements of the accounts listed below that hold Covered Securities.

                                                   CAN THE
                                                   ACCOUNT
                NAME, ADDRESS AND                   HOLD
                 PHONE NUMBER OF       ACCOUNT     COVERED
ACCOUNT NAME  BROKER, DEALER OR BANK   NUMBER    SECURITIES?
------------  ----------------------   -------   -----------
1.
                                                 Yes !
                                                 No  !
2.
                                                 Yes !
                                                 No  !
3.
                                                 Yes !
                                                 No  !
4.
                                                 Yes !
                                                 No  !
5.
                                                 Yes !
                                                 No  !

In addition to the Covered Securities listed on the statements that are attached to this form, I have a direct or an indirect interest in the following Covered
Securities:

[ ]   None.

                                             BROKER, DEALER OR BANK
                        NUMBER OF SHARES OR  WHERE HELD (IF ANY) AND
TITLE AND TICKER/CUSIP   PRINCIPAL AMOUNT         ACCOUNT NUMBER
----------------------  -------------------  -----------------------
1.

2.

3.

4.

5.

______________________                       _______________________
SIGNATURE                                    DATE

                                                                       EXHIBIT E

                              QUARTERLY INFORMATION

In addition to the transactions listed on the confirms issued in respect of the accounts that are listed on the attached sheet as holding Covered Securities, copies of the confirms are being provided to Chief Compliance Officer or his designee, the following transactions have occurred during the calendar quarter just completed with respect to Covered Securities in which I have a direct or indirect interest:

[ ]   None.

                               TITLE,
                           TICKER/CUSIP,
                           INTEREST RATE,      NATURE OF THE                   NAME OF
                           MATURITY DATE,       TRANSACTION                BROKER, DEALER
                             NUMBER OF          (PURCHASE,                   OR BANK AND
                             SHARES AND        SALE OR OTHER                   ACCOUNT
DATE OF TRANSACTION       PRINCIPAL AMOUNT      - DESCRIBE)       PRICE        NUMBER
-------------------       ----------------     -------------      -----   ----------------
1.

2.

3.

During the calendar quarter just completed, I established accounts in which securities were held other than the accounts listed on the attached sheet.

[ ]   None.

 NAME, ADDRESS AND TELEPHONE NUMBER                            CAN THE ACCOUNT
OF BROKER, DEALER OR BANK AND ACCOUNT   DATE THE ACCOUNT        HOLD COVERED
               NUMBER                   WAS ESTABLISHED          SECURITIES?
-------------------------------------   ----------------       ---------------
1.
                                                               Yes
                                                               No
2.
                                                               Yes
                                                               No
3.
                                                               Yes
                                                               No

____________________                          ____________________
SIGNATURE                                     DATE

                                                                       EXHIBIT F

                               ANNUAL INFORMATION

I have attached year-end statements for all my accounts that hold Covered Securities. In addition to the Covered Securities listed on the attached year-end statements, and the Covered Securities listed on the attached sheet, I have a direct or indirect interest in the following securities:

[ ]   None.

TITLE, TICKER/CUSIP, NUMBER OF SHARES      NAME OF THE BROKER, DEALER OR BANK
        AND PRINCIPAL AMOUNT                  WHERE HELD AND ACCOUNT NUMBER
-------------------------------------      ----------------------------------

1.

2.

3.

4.

In addition to the accounts that are listed on the attached sheet, securities are held for my direct or indirect benefit in the following accounts:

[ ]   None.

                                                                                 CAN THE ACCOUNT
NAME, ADDRESS AND TELEPHONE NUMBER OF BROKER, DEALER     DATE THE ACCOUNT         HOLD COVERED
             OR BANK AND ACCOUNT NUMBER                  WAS ESTABLISHED           SECURITIES?
----------------------------------------------------     ----------------        ---------------
1.
                                                                                   Yes
                                                                                   No
2.
                                                                                   Yes
                                                                                   No
3.
                                                                                   Yes
                                                                                   No

_________________                               _________________
SIGNATURE                                       DATE